News Release

FOR IMMEDIATE RELEASE:

February 4, 2016

FIRST BANK EXPANDS RALEIGH PRESENCE WITH EXPERIENCED

COMMERCIAL REAL ESTATE EXPERT

SOUTHERN PINES, N.C. -- First Bancorp (NASDAQ – FBNC), the parent company of First Bank, welcomed Jim Derrickson to its Wake County team as a Senior Vice President specializing in Builder Finance. “First Bank believes in local, specialized expertise to make sure our customers receive the best banking experience possible. Jim represents exactly what our community bank is all about,” said Mike Mayer, President of First Bank.

Jim Derrickson, a long time Raleigh resident, joins the First Bank team with over 30 years of banking experience. Prior to joining First Bank, Jim held commercial management positions at CommunityOne Bank, NewBridge Bank, Southern Community Bank and Trust, BB&T, and Bank of America. In his new role, Derrickson will develop First Bank’s Builder Finance team, focusing initially on clients in the Triangle and Triad markets of North Carolina. He currently serves on the Board of Directors for the Magellan Charter School Foundation, is Treasurer for the Church of the Apostles, and also Treasurer for the Home Builders Association of Raleigh-Wake County. Derrickson received a Bachelor’s degree in Economics from The University of Richmond.

Jim will be located in downtown Raleigh at 150 Fayetteville Street, Suite 2850, Raleigh, North Carolina and can be reached at jderrickson@localfirstbank.com.

About First Bancorp

First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina with total assets of approximately $3.4 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 88 branches, with 75 branches operating in North Carolina, six branches in South Carolina (Cheraw, Dillon, Florence, and Latta), and seven branches in Virginia (Abingdon, Blacksburg, Christiansburg, Fort Chiswell, Radford, Salem and Wytheville), where First Bank does business as First Bank of Virginia. First Bank also has loan production offices in Greenville and Charlotte, North Carolina. First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol “FBNC.” First Bank Insurance Services, a subsidiary of First Bank, has locations in Sanford, Southern Pines, and Troy, North Carolina.

Please visit our website at www.LocalFirstBank.com.

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This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of First Bancorp’s customers, First Bancorp’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the First Bancorp’s most recent annual report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and First Bancorp undertakes no obligation to update or revise forward-looking statements. First Bancorp is also not responsible for changes made to the press release by wire services, internet services or other media.

For more information, contact: Hunter Young Senior Vice President, Marketing 919.303.0576 hyoung@localfirstbank.com